PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To the Prospectus and Prospectus Supplement dated May 6, 1999)   Rule 424(b)(3)
Prospectus number:  1890


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount: $50,000,000           Original Issue Date:   January 26, 2000

CUSIP Number:     59018S 3Q5            Stated Maturity Date:  January 26, 2001

Interest Calculation:                   Day Count Convention:
---------------------                   ---------------------
|x|    Regular Floating Rate Note       |x|    Actual|360
|_|    Inverse Floating Rate Note       |_|    30|360
       (Fixed Interest Rate):           |_|    Actual|Actual




Interest Rate Basis:
--------------------
|x|    LIBOR                            |_|    Commercial Paper Rate
|_|    CMT Rate                         |_|    Eleventh District Cost of
|_|    Prime Rate                              Funds Rate
|_|    Federal Funds Rate               |_|    CD Rate
|_|    Treasury Rate                    |_|    Other (see attached)

       Designated CMT Page:             Designated LIBOR Page:
               CMT Telerate Page:              LIBOR Telerate Page:   3750
               CMT Reuters Page:               LIBOR Reuters Page:


Index Maturity:        One Month        Minimum Interest Rate:    Not Applicable

Spread:                -0.050%          Maximum Interest Rate:    Not Applicable

Initial Interest Rate: TBD              Spread Multiplier:        Not Applicable


Interest Reset Dates:       Monthly on the 26th, subject to modified following
                            business day convention.

Interest Payment Dates:     Monthly, on the 26th; subject to modified following
                            business day convention.

Repayment at the
Option of the Holder:       The Notes cannot be repaid prior to the Stated
                            Maturity Date.

Redemption at the
Option of the Company:      The Notes cannot be redeemed prior to the Stated
                            Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                    The Chase Manhattan Bank

Dated:                      January 20, 2000